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  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  Subsidiaries - Direct/wholly-owned                                                    State of Incorporation
  ----------------------------------                                                    ----------------------

  Community Bank                                                                               Alabama

  Subsidiaries - Indirect/wholly-owned by Community Bank
  ------------------------------------------------------

  Community Appraisals, Inc.                                                                   Alabama
  1st Community Credit Corporation                                                             Alabama
  Community Insurance Corp.                                                                    Alabama

  Subsidiaries - Indirect/ wholly-owned by Community Insurance Corp.
  ------------------------------------------------------------------

  Southern Select Insurance, Inc.                                                              Alabama